SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2012
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into an Amendment to Material Definitive Agreement
On November 1, 2012 BWA Receivables Corporation, a wholly-owned subsidiary of BorgWarner Inc., as Seller, BorgWarner Inc., as the Collection Agent, and Wells Fargo Bank, N.A., as Purchaser and Administrative Agent, entered into an Amendment No. 2 (the "Amendment") to a Receivables Purchase Agreement dated as of December 21, 2009 (the "Purchase Agreement"). The Amendment extends the term of the Purchase Agreement to October 31, 2014 and increases the amount of the maximum eligible receivable interests outstanding at any one time from $80,000,000 to $110,000,000.
The foregoing brief description of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 10.1 to this Report and is here incorporated by reference.
The Purchase Agreement is filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed December 28, 2009.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits. The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1
Amendment No. 2 to Receivables Purchase Agreement dated as of November 1, 2012, among BWA Receivables Corporation, BorgWarner Inc., as Collection Agent, and Wells Fargo Bank, N.A. as Purchaser and Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2012		BORGWARNER INC.
	By:	/s/ John J. Gasparovic
Name: John J. Gasparovic
Its: Secretary